EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-102509, 333-66758 and 333-133332 of PDF Solutions, Inc., on Form S-8 of our report dated January 15, 2007, with respect to the consolidated financial statements of Si Automation S.A. for the nine months period ended September 30, 2006 and the year ended December 31, 2005, which report appears in this current report on Form 8-K/A of PDF Solutions, Inc.
/s/     KPMG SA
Paris, France
January 16, 2007